------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                BB&T CORPORATION
             (Exact name of registrant as specified in its charter)

     NORTH CAROLINA                                       56-0939887
(State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation of organization)                             Number)

                             200 West Second Street
                       Winston-Salem, North Carolina 27101
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                           SCOTT & STRINGFELLOW, INC.
                             EXECUTIVE AND EMPLOYEE
                                 RETENTION PLAN
                            (Full title of the plan)
                          ---------------------------

                             Jerone C. Herring, Esq.
                                BB&T Corporation
                             200 West Second Street
                                    3rd Floor
                       Winston-Salem, North Carolina 27101
                                 (336) 733-2180
                 ----------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------



                                  Proposed         Proposed
Title of                          maximum          maximum
securities      Amount            offering         aggregate        Amount of
to be           to be             price            offering         registration
registered      registered        per share (1)    price    (1)     fee    (1)
----------      -----------       --------------   --------------   ------------

Common Stock,
$5.00 par       377,095 shares    $ 35.25          $  13,292,599    $  3,695.34
 value                            -------------    --------------   ------------

--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The  following   documents  filed  by  BB&T  Corporation  (the
"Company"  or  "BB&T")  with  the  Securities  and  Exchange   Commission   (the
"Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 19, 1999;

                  (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed on May 14, 1999;

                  (c) The Company's Current Reports on Form 8-K and/or Form 8-K/A filed January 8, 1999, January 14, 1999, January 27, 1999,
         January 27,  1999,  January 28,  1999,  April 9, 1999,  April 12, 1999,
         April 28, 1999, April 28, 1999 and April 28, 1999; and

                  (d) The description of the Company's Common Stock in the Company's registration statement filed under the Exchange Act with respect to the Common Stock, including all amendments and reports filed for the purpose of updating such description.

                  (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.

Item 6.  Indemnification of Directors and Officers.

                  Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

                  BB&T's bylaws provide for the indemnification of any director or officer of BB&T against liabilities and litigation expenses arising out of his status as such, excluding: (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of BB&T and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

                  BB&T's articles of incorporation provide for the elimination of the personal liability of each director of BB&T to the fullest extent permitted by law.

                  BB&T maintains directors and officers liability insurance that, in general, insures: (i) BB&T's directors and officers against loss by reason of any of their wrongful acts and (ii) BB&T against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

                  Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(b)).

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The   following   exhibits   are  filed  as  a  part  of  this
Registration Statement:

         Number                     Description

         5                 Opinion of Womble Carlyle Sandridge & Rice, PLLC

         23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5)

         23.2              Consent of Arthur Andersen LLP

         24 Power of Attorney of Directors and Officers of the Company

         99                Scott & Stringfellow, Inc. Executive and Employee
                           Retention Plan

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, BB&T Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 22nd day of June, 1999.


                                            BB&T CORPORATION

                                            By:      /s/ Jerone C. Herring
                                                     Jerone C.  Herring
                                                     Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 22, 1999.


         /s/ John A. Allison IV                       /s/ Scott E. Reed
------------------------------------         -----------------------------------
Name:    John A. Allison IV                  Name:    Scott E. Reed
Title:   Chairman of the Board and           Title:   Senior Executive Vice
         Chief Executive Officer                      President and Chief
         (principal executive officer)                Financial Officer
                                                      (principal financial
                                                      officer)

         /s/ Sherry A. Kellett                        /s/ Paul B. Barringer
------------------------------------         -----------------------------------
Name:    Sherry A. Kellett                   Name:    Paul B. Barringer
Title:   Executive Vice President            Title:   Director
         and Controller
         (principal accounting
         officer)

         /s/ Alfred E. Cleveland                      /s/ W. R. Cuthbertson, Jr.
------------------------------------         -----------------------------------
Name:    Alfred E. Cleveland                 Name:    W. R. Cuthbertson, Jr.
Title:   Director                            Title:   Director

         /s/ Ronald E. Deal                           /s/ A. J. Dooley, Sr.
------------------------------------         -----------------------------------
Name:    Ronald E. Deal                      Name:    A. J. Dooley, Sr.
Title:   Director                            Title:   Director

         /s/ Tom D. Efird                             /s/ Paul S. Goldsmith
------------------------------------         -----------------------------------
Name:    Tom D. Efird                        Name:    Paul S. Goldsmith
Title:   Director                            Title:   Director

         /s/ L. Vincent Hackley                       /s/ Jane P. Helm
------------------------------------         -----------------------------------
Name:    L. Vincent Hackley                  Name:    Jane P. Helm
Title:   Director                            Title:   Director

         /s/ Richard Janeway, M.D.                    /s/ J. Ernest Lathem, M.D.
------------------------------------         -----------------------------------
Name:    Richard Janeway, M.D.               Name:    J. Ernest Lathem, M.D.
Title:   Director                            Title:   Director

         /s/ James H. Maynard                         /s/ Joseph A. McAleer, Jr.
------------------------------------         -----------------------------------
Name:    James H. Maynard                    Name:    Joseph A. McAleer, Jr.
Title:   Director                            Title:   Director

         /s/ Albert O. McCauley                       /s/ Richard L. Player, Jr.
------------------------------------         -----------------------------------
Name:    Albert O. McCauley                  Name:    Richard L. Player, Jr.
Title:   Director                            Title:   Director

         /s/ C. Edward Pleasants, Jr.
------------------------------------         -----------------------------------
Name:    C. Edward Pleasants, Jr.            Name:    Nido R. Qubein
Title:   Director                            Title:   Director

         /s/ E. Rhone Sasser                          /s/ Jack E. Shaw
------------------------------------         -----------------------------------
Name:    E. Rhone Sasser                     Name: Jack E. Shaw
Title:   Director                            Title:   Director


------------------------------------
Name:    Harold B. Wells
Title:   Director





*By:        /s/ Jerone C. Herring
------------------------------------
            Name:  Jerone C. Herring
            Attorney-in-Fact

                                  EXHIBIT INDEX
                                       to
                      Registration Statement on Form S-8 of
                                BB&T Corporation


Exhibit No.         Description

     5              Opinion of Womble Carlyle Sandridge & Rice, PLLC

     23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5)

     23.2           Consent of Arthur Andersen LLP

     24             Power of Attorney of Directors and Officers of the Company

     99             Scott & Stringfellow, Inc. Executive and Employee Retention
                    Plan

                                    EXHIBIT 5

                                [WCSR LETTERHEAD]



                                                   June 24, 1999



BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

                  Re: Registration Statement on Form S-8 with respect to the Scott & Stringfellow, Inc. Executive and Employee Retention Plan

Ladies and Gentlemen:

     We have acted as counsel for BB&T Corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the "Securities Act"), of 377,095 shares (the "Shares") of the common stock of the Company, $5.00 par value (the "Common Stock"), which are proposed to be offered and sold pursuant to the Scott & Stringfellow, Inc. Executive and Employee Retention Plan (the "Plan"). The Shares are proposed to be registered pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). This opinion is provided pursuant to the requirements of Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     In rendering this opinion, we have examined such records, documents, and proceedings as we have deemed relevant as a basis for the opinion expressed herein.

     This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (e.g., the regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, upon issuance of the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of a copy of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    WOMBLE CARLYLE SANDRIDGE & RICE
                                    A Professional Limited Liability Company



                                    By: /s/ Jane Jeffries Jones
                                        ------------------------
                                        Jane Jeffries Jones

                                  EXHIBIT 23.1

                            (Included in Exhibit 5)

                                  EXHIBIT 23.2

                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 30, 1999, included in BB&T Corporation's Form 8-K dated April 30, 1999, and to all references to our firm included in this registration statement. Our report dated January 29, 1999, included in BB&T Corporation's financial statements previously filed on Form 10-K and incorporated by reference in this registration statement is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.

                                                             Arthur Andersen LLP

Charlotte, North Carolina,
June 24, 1999.

                                   EXHIBIT 24

                                POWER OF ATTORNEY

     Each of the undersigned, being a director and/or officer of BB&T Corporation (the "Company"), hereby nominates, constitutes and appoints John A. Allison, Scott E. Reed and Jerone C. Herring, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock of the Company, $5.00 par value (the "Common Stock"), in connection with the Scott & Stringfellow, Inc. Executive and Employee Retention Plan, and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

     This Power of Attorney has been signed by the following persons in the capacities indicated on June 22, 1999.

         /s/ John A. Allison IV                       /s/ Scott E. Reed
------------------------------------         -----------------------------------
Name:    John A. Allison IV                  Name:    Scott E. Reed
Title:   Chairman of the Board and           Title:   Senior Executive Vice
         Chief Executive Officer                      President and Chief
         (principal executive officer)                Financial Officer
                                                      (principal financial
                                                      officer)

         /s/ Sherry A. Kellett                        /s/ Paul B. Barringer
------------------------------------         -----------------------------------
Name:    Sherry A. Kellett                   Name:    Paul B. Barringer
Title:   Executive Vice President            Title:   Director
         and Controller
         (principal accounting officer)

         /s/ Alfred E. Cleveland                      /s/ W. R. Cuthbertson, Jr.
------------------------------------         -----------------------------------
Name:    Alfred E. Cleveland                 Name:    W. R. Cuthbertson, Jr.
Title:   Director                            Title:   Director


         /s/ Ronald E. Deal                           /s/ A. J. Dooley, Sr.
------------------------------------         -----------------------------------
Name:    Ronald E. Deal                      Name:    A. J. Dooley, Sr.
Title:   Director                            Title:   Director




         /s/ Tom D. Efird                             /s/ Paul S. Goldsmith
------------------------------------         -----------------------------------
Name:    Tom D. Efird                        Name:    Paul S. Goldsmith
Title:   Director                            Title:   Director

         /s/ L. Vincent Hackley                       /s/ Jane P. Helm
------------------------------------         -----------------------------------
Name:    L. Vincent Hackley                  Name:    Jane P. Helm
Title:   Director                            Title:   Director

         /s/ Richard Janeway, M.D.                    /s/ J. Ernest Lathem, M.D.
------------------------------------         -----------------------------------
Name:    Richard Janeway, M.D.               Name:    J. Ernest Lathem, M.D.
Title:   Director                            Title:   Director

         /s/ James H. Maynard                         /s/ Joseph A. McAleer, Jr.
------------------------------------         -----------------------------------
Name:    James H. Maynard                    Name:    Joseph A. McAleer, Jr.
Title:   Director                            Title:   Director


         /s/ Albert O. McCauley                       /s/ Richard L. Player, Jr.
------------------------------------         -----------------------------------
Name:    Albert O. McCauley                  Name:    Richard L. Player, Jr.
Title:   Director                            Title:   Director


         /s/ C. Edward Pleasants,
------------------------------------         -----------------------------------
Name:    C. Edward Pleasants, Jr.            Name:    Nido R. Qubein
Title:   Director                            Title:   Director

          /s/ E. Rhone Sasser                         /s/ Jack E. Shaw
------------------------------------         -----------------------------------
Name:    E. Rhone Sasser                     Name:    Jack E. Shaw
Title:   Director                            Title:   Director


------------------------------------
Name:    Harold B. Wells
Title:   Director

                                   EXHIBIT 99

                           SCOTT & STRINGFELLOW, INC.

                      EXECUTIVE AND EMPLOYEE RETENTION PLAN

                              As Adopted Effective
                                 March 26, 1999

                           SCOTT & STRINGFELLOW, INC.

                      EXECUTIVE AND EMPLOYEE RETENTION PLAN

           l. Purpose. The purpose of this Executive and Employee Retention Plan is to further the stability and financial success of the Company by retaining key employees through the use of stock incentives. It is believed that Retention Awards granted to such employees under this Plan will strengthen their desire to remain employed with the Company.

           2. Definitions. As used in the Plan, the following terms have the meanings indicated:

           (a) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any vesting or distribution of a Retention Award.

           (b) "BB&T" means BB&T Corporation, a North Carolina corporation.

           (c) "BB&T Stock" means common stock of BB&T.

           (d) "Cause" means Just Cause as defined in Section 6(b) of Exhibit B to the Merger Agreement.

           (e) "Change of Control" means Change of Control as defined in Section 6(d) Exhibit B to the Merger Agreement.

           (f) "Code" means the Internal Revenue Code of 1986, as amended.

           (g) "Company" means Scott & Stringfellow, Inc. and any successor or subsidiary of Scott & Stringfellow, Inc. Specifically, without limitation, the term "Company" shall mean the Surviving Subsidiary as defined in Section 4.17 of the Merger Agreement.

           (h) "Committee" means the Compensation Committee of the Board of Directors of BB&T.

           (i) "Date of Grant" means March 26, 1999.

           (j) "Disabled" means a physical or mental condition that qualifies the Participant for long-term disability benefits under the Company's long-term disability plan or program as in effect from time to time.

           (k)  "Merger  Agreement"  means  the  Amended  and  Restated  Plan of
Reorganization between BB&T and Scott & Stringfellow Financial, Inc. dated September 16,1998.

           (1) "Participant" means any employee of the Company who receives a Retention Award under the Plan.

           (m) "Retention Award" means an award of BB&T Stock under the Plan as shown on Exhibit A.

           (n) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended.

           (o) "Vesting Date" means each of July 31, 1999, July 31, 2000, July 31, 2001 and July 31, 2002.

           (p) "Vesting Percentage" means the following percentages of the shares of BB&T Stock remaining to be distributed from the Retention Plan (including those nonvested shares held in the trust described in Section 6) on the respective Vesting Dates:

              (i)   July 31, 1999 - 15%

              (ii)  July 31, 2000 - 23.5%

              (iii) July 31, 2001 - 46.2%

              (iv)  July 31, 2002 - 100%

           3. Stock. There is reserved for issuance under the Plan 377,095 authorized but unissued shares of BB&T Stock.

           4. Eligibility.

           (a) The employees of the Company listed on Exhibit A are Participants under the Plan, and each has received as a Retention Award the number of shares of BB&T Stock shown on Exhibit A beside the Participant's name.

           (b) Neither the grant of a Retention Award nor any other provision hereof shall obligate the Company to continue the employment of any Participant after the grant, and no employee of the Company shall have any rights to continued employment on account of this Plan.

           5. Retention Awards.

           (a) As of the date hereof, the Company shall give to each Participant a notice stating the number of whole shares of BB&T Stock granted hereunder to the Participant, along with a copy of the Plan and the provisions of Exhibit A that apply to the Participant. All rights of Participants hereunder shall be governed by the terms of the Plan. As soon as practicable following June 1, 1999, BB&T shall issue stock certificates representing ownership of the shares of BB&T Stock subject to Retention Awards under the Plan. With respect to shares of BB&T Stock subject to a Stock Deferral Election as described in Section 6, the certificate or certificates therefor shall be issued in the name of the trustee of the trust described in Section 6 and shall be delivered to such trustee. With respect to shares of BB&T Stock not subject to such election, the certificate representing the shares of BB&T Stock awarded to each Participant shall be issued in the name of the Participant and shall be held by the Company for distribution to such Participant as required on each applicable Vesting Date. Each Participant in whose name shares are issued shall deliver to the Company on or before June 1, 1999, a stock power executed in blank by such Participant. All shares of BB&T Stock awarded under the Plan shall be deemed to be issued and outstanding as of June 2, 1999, and shall be entitled to the payment of dividends and to vote on all record dates thereafter unless and until such shares shall be forfeited hereunder. Any shares so forfeited shall be transferred by the trustee (with respect to shares held in the trust) or by the Company (with respect to shares held by the Company) to BB&T and thereupon canceled.

           (b) Except as provided in Section 6, as soon as practicable following each Vesting Date each Participant who has been continuously employed by the Company from the Date of Grant to the Vesting Date shall receive a certificate representing ownership of the number of whole shares of BB&T Stock determined by multiplying the number of shares allocated to the Participant under the Plan that have not been distributed as of such Vesting Date by the Vesting Percentage applicable to such Vesting Date. If a Participant shall be terminated as an employee of the Company prior to any Vesting Date, except as otherwise provided in paragraph (c) immediately following such Participant shall forfeit all rights to all shares of BB&T Stock awarded to him or her and which have not previously vested.

           (c) All shares of BB&T Stock allocated to a Participant under the Plan shall vest and be distributed immediately to the Participant if any of the following events occur: (i) the Participant is involuntarily discharged by the Company other than for Cause, and the Committee, upon evidence provided by the Chief Executive Officer of the Company, shall determine in good faith that the discharge was primarily for reasons other than the Participant's failure to perform his or her duties for the Company in a manner reasonably acceptable to the Company; (ii) the Participant's employment with the Company is terminated because the Participant dies or becomes Disabled, or (iii) there is a Change of Control, and within six months of the Change of Control the Participant is involuntarily discharged for any reason other than for Cause.

           (d) Each distribution of the Retention Award shall be solely in the form of whole shares of BB&T Stock (determined by rounding to the nearest whole share), based on the number of shares with respect to each Participant set forth on Exhibit A. In the event that a Participant shall have a fractional share of BB&T Stock allocated to the Participant at the time of final distribution, such fractional share shall be converted to cash (based on the closing price per share of BB&T Stock on the New York Stock Exchange on the last trading day preceding the date of distribution) and distributed to the Participant, and the fractional share shall be canceled by BB&T.

           (e) Each Participant hereby agrees, and as a condition to receiving an award of BB&T Stock hereunder, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be delivered to such Participant.

           6. Deferrals of Stock.

           (a) A Participant may elect to defer all or any part of the BB&T Stock covered by his or her Retention Award (a "Stock Deferral Election") by completing a stock deferral election form and filing the same as directed by BB&T on or before June 1, 1999, subject to the following limitations: (i) no portion of the Retention Award which would vest on July 31, 1999 shall be subject to deferral, and (ii) the deferral shall apply to either 50% or 100% of the number of shares of BB&T Stock scheduled to vest on each Vesting Date (other than the July 31, 1999 Vesting Date). A Stock Deferral Election may be made separately with respect to each such Vesting Date. If a Stock Deferral Election is made, it shall be irrevocable except that a Participant may revoke a Stock Deferral Election with respect to any Vesting Date that is more than twelve months in the future by filing a written notice of revocation with the Committee. If an election is revoked, it may not be reinstated.

           (b) The shares of BB&T Stock subject to deferral shall be held in a trust having a trustee independent of BB&T and the Company, and shall secure the Company's obligation to pay shares of BB&T Stock to Participants who have elected to defer. The trust and its assets shall remain subject to the claims of the Company's creditors and any interest the Participant may be deemed to have in the trust may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except by will or the laws of descent and distribution. For accounting purposes, the trustee shall maintain a separate account for each Participant. Each Participant shall have the right to direct the trustee as to the voting of shares of BB&T Stock in the Participant's account. All fees and expenses of the trustee (including the fees and expenses incurred in preparation of the trust agreement and establishment of the trust) shall be paid by the Participants who have made Stock Deferral Elections. Fees and expenses for preparation and establishment of the trust shall be paid pro rata in accordance with the number of shares held initially in each Participant's account. Other fees and expenses of the trustee shall be payable quarterly pro rata in accordance with the number of shares held in each Participant's account as of the first day of the quarter for which the payment is made. All dividends and other distributions (and any interest earned thereon) paid or made with respect to the BB&T Stock held in a Participant's account shall be applied first to the payment of the Participant's share of the foregoing fees and expenses, and the excess (including any such interest), if any, shall be distributed to the Participant as soon as practicable following receipt by the trust and allocation to Participants' accounts. Each Participant shall be personally responsible for and agrees to pay on demand his or her share of the foregoing fees and expenses which are not satisfied by the application of dividends and other distributions.

           (c) A Stock Deferral Election shall provide for distribution of the BB&T Stock at a future date or dates elected by the Participant. When a

Participant is entitled to receive distributions of the BB&T Stock held in Participant's account in the trust, the trustee shall distribute such shares to the Participant. A Participant may revoke any election to defer with respect to any Vesting Date that is more than 12 months after the revocation is delivered to the Committee. Such a revocation, once made, shall not be subject to reinstatement.

           (d) If any BB&T Stock is held in a Participant's account in the trust at the Participant's death, the Participant's beneficiary shall receive a distribution of all of such Stock as soon as practicable thereafter.

           7.  Nontransferability of Retention Awards . A Participant's interest
in  a  Retention  Award  may  not  be  sold,  assigned   transferred,   pledged,
hypothecated, or otherwise encumbered.

           8. Termination, Modification, Change . The Plan shall terminate at the close of business on July 31, 2002. The Company may not amend the Plan without the express written consent of all Participants, except that the Company may unilaterally amend the Plan with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3, or as may be required to comply with applicable law.

           9. Administration of the Plan . The Plan shall be administered by the Committee. The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

           10. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or in internal Company mail or mailed first class, postage prepaid, as follows (a) if to the Company, at the principal business address of the Company to the attention of the Treasurer; (b) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

           11. Interpretation. The terms of this Plan shall be governed by the laws of the State of North Carolina.

           IN WITNESS WHEREOF, this instrument has been executed this 26th day of March,1999.


                                                    SCOTT & STRINGFELLOW, INC.


                                               By _____________________________